                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No.  )

Filed by the Registrant                                                    [X]
Filed by a party other than the Registrant                                 [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               LOTUS BANCORP, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                 ----------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                            if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)   Title of each class of securities to which transaction applies:________
   (2)   Aggregate number of securities to which transaction applies:___________
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):____________
   (4)   Proposed maximum aggregate value of transaction:_____________________
   (5)   Total fee paid:______________________________________________________

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

   IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.
    (1)   Amount Previously Paid: ______________________________________________
    (2)   Form, Schedule or Registration Statement:_____________________________
    (3)   Filing Party: ________________________________________________________
    (4)   Date Filed: __________________________________________________________

                               LOTUS BANCORP, INC.
                             44350 TWELVE MILE ROAD
                                 NOVI, MI 48377
                                 (248) 735-1000

                                                                   April 1, 2008

Dear Shareholder:

      I am pleased to invite you to attend the Lotus Bancorp, Inc.'s 2008 annual meeting of shareholders on Wednesday, May 21, 2008. We will hold the meeting at 10:00 a.m. at the Hotel Baronette, Novi, Michigan.

      On the page following this letter, you will find the Notice of Meeting which lists the matters to be considered at the meeting. Following the Notice of Meeting is the proxy statement which describes these matters and provides you with additional information about our Company. Also enclosed you will find the Company's 2007 Annual Report and your proxy card, which allows you to vote on these matters.

      Your vote is important. A majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. PLEASE COMPLETE AND MAIL IN YOUR PROXY CARD PROMPTLY, EVEN IF YOU PLAN TO ATTEND THE MEETING. You can attend the meeting and vote in person, even if you have sent in a proxy card.

      The Board of Directors recommends that shareholders vote FOR each of the proposals stated in the proxy statement.

      The rest of the Board and I look forward to seeing you at the meeting. Whether or not you can attend, we greatly appreciate your cooperation in returning the proxy card.

                                           Sincerely,

                                           Satish B. Jasti
                                           President and Chief Executive Officer

                               LOTUS BANCORP, INC.
                             44350 TWELVE MILE ROAD
                                 NOVI, MI 48377

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME.................        10:00 a.m., local time, on Wednesday, May 21, 2008

PLACE................        Hotel Baronette
                             27790 Novi Road
                             Novi, Michigan 48377

ITEMS OF BUSINESS....        (1)   To elect seven members of the Board of
                                   Directors.

                             (2)   To approve the 2008 Stock Incentive Plan.

                             (3)   To transact such other business as may properly come before the Meeting.

ANNUAL REPORT........        Our 2007 Annual Report, which is not a part of the
                             proxy soliciting material, is enclosed.

RECORD DATE..........        You can vote if you are a shareholder of record on
                             April 14, 2008.

QUORUM...............        A majority of the shares of common stock must be
                             represented at the meeting. If there are
                             insufficient shares, the meeting may be adjourned.

April 1, 2008
                                                          Mayur Joshi, Secretary

                                TABLE OF CONTENTS

SOLICITATION AND VOTING.........................................................     1
   Shareholders Entitled to Vote................................................     1
   Voting Procedures............................................................     1
   Required Vote................................................................     2
   Revoking a Proxy.............................................................     2
   List of Shareholders.........................................................     2
   Cost of Proxy Solicitation...................................................     2
   Inspector of Election........................................................     2
   Other Matters................................................................     3
GOVERNANCE OF THE COMPANY.......................................................     4
   Role and Composition of the Board of Directors...............................     4
   The Audit Committee..........................................................     5
   Audit Committee Financial Expert.............................................     5
   The Loan Committee...........................................................     5
   The Asset/Liability Management Committee.....................................     5
   The Human Resources Committee................................................     6
   Code of Ethics...............................................................     6
   Directors' Compensation......................................................     6
ITEM 1.  ELECTION OF DIRECTORS..................................................     7
   CLASS I -- NOMINEES WHOSE TERMS WILL EXPIRE IN 2011..........................     8
   CLASS II -- DIRECTORS WHOSE TERMS WILL EXPIRE IN 2009........................     8
   CLASS III -- DIRECTORS WHOSE TERMS WILL EXPIRE IN 2010.......................     9
ITEM 2.  APPROVAL OF 2008 STOCK INCENTIVE PLAN..................................     9
   Background...................................................................     9
   Purpose and Eligibility......................................................    10
   Administration...............................................................    10
   Amendment and Termination....................................................    11
   Incentive Stock Options and Non-Qualified Stock Options......................    11
   Transferability; Dividend and Voting Rights; Withholding.....................    12
   Change in Control............................................................    12
   Non-Compete..................................................................    12
   Certain Federal Income Tax Consequences......................................    12
   Performance-Based Compensation -- Section 162(m) Requirement.................    13
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS, ALL DIRECTORS AND
EXECUTIVE OFFICERS AS A GROUP, AND FIVE PERCENT SHAREHOLDERS....................    14
EXECUTIVE COMPENSATION..........................................................    16
   Employment Agreements........................................................    16
   401(k) Plan..................................................................    18
   Option Grants in 2007........................................................    18
   Transactions With Certain Related Persons....................................    19
AUDIT COMMITTEE.................................................................    20
   Audit Committee Report.......................................................    20
   Audit Fees...................................................................    20
   Audit Related Fees...........................................................    20
   Tax Fees.....................................................................    21
   All Other Fees...............................................................    21
SHAREHOLDER PROPOSALS...........................................................    21

APPENDIX A 2008 Stock Incentive Plan............................................   A-1

                               LOTUS BANCORP, INC.
                             44350 TWELVE MILE ROAD
                                 NOVI, MI 48377

                             SOLICITATION AND VOTING

      We are sending you this Proxy Statement and the enclosed proxy card because the Board of Directors of Lotus Bancorp, Inc. (the "Company" "we" or "us") is soliciting your proxy to vote at the 2008 annual meeting of Shareholders (the "Annual Meeting"). This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting.

      You are invited to attend our Annual Meeting on May 21, 2008 beginning at 10:00 a.m., local time. The Annual Meeting will be held at the Hotel Baronette, Novi, Michigan.

      This Proxy Statement and the enclosed form of proxy are being mailed starting on or about April 21, 2008.

SHAREHOLDERS ENTITLED TO VOTE

      Holders of record of common stock of the Company at the close of business on April 14, 2008 are entitled to receive this notice. Each share of common stock of the Company is equal to one vote.

      There is no cumulative voting at the Annual Meeting.

      As of the record date, there were 1,389,965 common shares issued and outstanding.

VOTING PROCEDURES

      You can vote on matters to come before the meeting in one of two ways:

            -     you can come to the Annual Meeting and cast your vote there;
                  or

            - you can vote by signing and returning the enclosed proxy card. If you do so, the individuals named as proxies on the card will vote your shares in the manner you indicate.

      You may also choose to vote for all of the nominees for Director and each proposal by simply signing, dating and returning the enclosed proxy card without further direction. All signed and returned proxies that contain no direction as to vote will be voted FOR each of the nominees for Director and FOR each of the proposals.

      The Board of Directors has selected itself as the persons to act as proxies on the proxy card.

      If you plan to attend the Annual Meeting and vote in person, you should request a ballot when you arrive. HOWEVER, IF YOUR SHARES ARE HELD IN THE NAME OF YOUR BROKER, BANK OR OTHER NOMINEE, THE INSPECTOR OF ELECTION WILL REQUIRE YOU TO PRESENT A POWER OF ATTORNEY OR PROXY IN YOUR NAME FROM SUCH BROKER, BANK OR OTHER NOMINEE FOR YOU TO VOTE SUCH SHARES AT THE ANNUAL MEETING. Please contact your broker, bank or nominee.

REQUIRED VOTE

      The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non vote" occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because such broker, bank or nominee does not have discretionary authority to vote and has not received instructions from the beneficial owner.

      Once a quorum is achieved, a plurality of votes cast is all that is necessary for the election of directors. Abstentions and broker "non votes" are not counted in determining the vote. As to the approval of the 2008 Stock Incentive Plan and all other matters that may come before the meeting, the affirmative vote of a majority of votes cast is necessary for the approval of such matters. Abstentions and broker "non votes" are again not counted for purposes of approving the matter.

REVOKING A PROXY

      If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

            -     you may send in another proxy with a later date;

            - you may notify the Company's Secretary in writing at Lotus Bancorp, Inc., P.O. Box 915, Novi, Michigan 48376-0915; or

            -     you may revoke by voting in person at the Annual Meeting.

      If you choose to revoke your proxy by attending the Annual Meeting, you must vote in accordance with the rules for voting at the Annual Meeting. Attending the Annual Meeting alone will not constitute revocation of a proxy.

LIST OF SHAREHOLDERS

      A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders for any purpose related to the Annual Meeting at the Company's offices at 44350 Twelve Mile Road, Novi, Michigan 48377 for a period of ten days prior to the Annual Meeting. A list will also be available at the Annual Meeting itself.

COST OF PROXY SOLICITATION

      We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, mail or telegram. We do not intend to engage a proxy solicitation firm to assist us in the distribution and solicitation of proxies. The Company will also request persons, firms and corporations holding shares in their names for other beneficial owners to send proxy materials to such beneficial owners. The Company will reimburse these persons for their expenses.

INSPECTOR OF ELECTION

      Your proxy returned in the enclosed envelope will be delivered to the Company's transfer agent, StockTrans, Inc. The Board of Directors has designated Jitendra Patel and Vinaya Gavini to act as inspectors of election and to tabulate the votes at the Annual Meeting.

OTHER MATTERS

      The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxies to vote the shares on such matters in their discretion.

                            GOVERNANCE OF THE COMPANY

ROLE AND COMPOSITION OF THE BOARD OF DIRECTORS

      Our Company's Board of Directors is the ultimate decision making body of the Company, except for matters which law or our Articles of Incorporation requires the vote of shareholders. The Board of Directors selects the management of the Company which is responsible for the Company's day to day operations. The Board acts as an advisor to management and also monitors its performance. Our Board of Directors has determined that each of our directors are independent, with the exception of Satish B. Jasti, as independence is defined in the NASDAQ's listing standards, as those standards have been modified or supplemented.

      Certain members of the Company's Board of Directors also serve as Directors of Lotus Bank (the "Bank"), as listed in the chart below. The Bank is the Company's wholly-owned subsidiary. You will find a discussion of its activities in your Annual Report.

      During 2007, the Board of Directors met as the Company's Board of Directors 5 times. In addition, the Board of Directors has authorized four Committees to manage distinct matters of the Company and/or the Bank. These Committees are the Audit Committee, the Loan Committee, the Asset/Liability Management Committee and the Human Resources Committee. Membership on each of the Committees is set forth in the table below. All of our Directors attended 75 percent or more of the meetings of the Board and Board Committees, with the exception of Armarnath Gowda, Murali Guthikonda, Lynn Jerath, Haranath Policherla, Jay Shah, and Venkat Talasila.

                          DIRECTOR   DIRECTOR                    ASSET/
                           OF THE     OF THE                    LIABILITY     HUMAN
        NAME              COMPANY      BANK     AUDIT   LOAN   MANAGEMENT   RESOURCES
-----------------------   --------   --------   -----   ----   ----------   ---------
Sreenivas Cherukuri          X           X        X       X                     X
Vasudev Garlapaty            X
Vinaya Gavini                X           X        X       X
Amarnath Gowda               X
Ravindranath Gullapalli      X           X        X(1)    X                     X
Sarada Gullapalli            X
Murali Guthikonda            X
Satish B. Jasti              X           X                X         X           X
Sree Jasti                   X
Lynn Jerath                  X
Mayur Joshi                  X           X                X         X
Shubha Kolachalam            X
V.S. Lingham                 X
Krishna M. Malempati         X
Natvarlal Patel              X           X                          X           X
Jitendra Patel               X           X        X       X                     X
Haranath Policherla          X
Bala Setty                   X           X        X                 X
Jay Shah                     X           X        X                 X
Curt Shaneour                X           X                          X           X
Venkat Talasila              X
     Meetings in 2007        5          12        1       6         3           4

(1) Advisory member

THE AUDIT COMMITTEE

      The Audit Committee is responsible for the annual appointment of the public accounting firm to be our outside auditors. The Committee is also responsible for the following tasks:

            -     maintaining a liaison with the outside auditors;

            -     reviewing the adequacy of internal controls;

            - reviewing with management and outside auditors financial disclosures of the Company; and

            - reviewing any material changes in accounting principles or practices used in preparing statements.

AUDIT COMMITTEE FINANCIAL EXPERT

      While the Board of Directors endorses the effectiveness of the Company's Audit Committee, its membership does not include a director who qualifies for designation as an "audit committee financial expert" - a concept under federal regulation that contemplates such designation only when an audit committee member satisfies all five qualification requirements, such as experience (or "experience actively supervising" others engaged in) preparing, auditing, analyzing or evaluating financial statements presenting a level of accounting complexity comparable to what is encountered in connection with our Company's financial statements.

THE LOAN COMMITTEE

      The loan committee is responsible for establishing or approving, in conjunction with management, all major policies and procedures pertaining to loan policy, including:

      -     establishing the loan approval system;

      - approving all loans in excess of $200,000 if unsecured, $750,000 for all others;

      - reviewing all past due reports, rated loan reports, non-accrual reports and other reports and indicators of overall loan portfolio quality;

      - engaging, as appropriate, and reviewing the findings of, outsourced credit review consultants;

      - reviewing and responding to all credit issues identified by way of regulatory examinations and outsourced credit review consultants;

      -     establishing measurements for adequacy of the loan loss reserve; and

      - reviewing any other matters pertaining to the loan portfolio such as yield and concentrations.

THE ASSET/LIABILITY MANAGEMENT COMMITTEE

      The principal responsibilities of this committee include:

      - overseeing the bank's actions relating to interest rate risk and liquidity risks;

      - reviewing management strategies for investment securities activities, deposit programs and lending initiatives;

      - evaluating the bank's liquidity position and considering the impact of anticipated changes in that position; and

      -     approving trading strategies and reviewing positions in securities.

      The asset/liability management committee is also responsible for the bank's overall investment strategy and asset/liability and investment policy. This includes liquidity management, risk management, net interest margin management, monitoring deposit level trends and pricing, monitoring asset level trends and pricing and portfolio investment decisions.

THE HUMAN RESOURCES COMMITTEE

      The human resources committee recommends to the board of directors the salaries of executive personnel and directors and the policies, terms and conditions of employment of all employees of the bank. The committee also assists senior management in identifying candidates for available positions and coordinates efforts with legal counsel to create employee compensation plans, including the granting of stock options. The committee is responsible for performance evaluations of senior management and for creating senior management compensation plans. The committee also reviews and recommends employee benefit plans, as proposed by management, to the board of directors.

CODE OF ETHICS

      The Company has adopted a Code of Ethics that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Ethics contains written standards that we believe are reasonably designed to deter wrongdoing and to promote:

      - Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

      - Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commissions and in other public communications we make;

      -     Compliance with applicable governmental laws, rules and regulations;

      - The prompt internal reporting of violations of the code to an appropriate person or persons named in the code; and

      -     Accountability for adherence to the code.

      This Code of Ethics is included as Exhibit 14 to our Annual Report on Form 10-KSB. We will provide to any person without charge, upon request, a copy of our Code of Ethics. Requests for a copy of our Code of Ethics should be made to our Secretary at 45650 Grand River Avenue, Novi, Michigan 48374.

DIRECTORS' COMPENSATION

      We do not currently pay any cash compensation for service as a Company or Bank director. We may elect to compensate our directors through the payment of fees in the future, but have no plans to do so at this time.

                        2007 DIRECTOR COMPENSATION TABLE

                                                                          NONQUALIFIED
                                                                            DEFERRED
                            FEES EARNED OR                                 COMPENSATION   ALL OTHER
                             PAID IN CASH  STOCK AWARDS   OPTION AWARDS     EARNINGS     COMPENSATION    TOTAL
          NAME                   ($)            ($)             ($)            ($)           ($)          ($)
------------------------    -------------   ------------   -------------   ------------  ------------    -----
Sreenivas Cherukuri              $0             $0              $0              $0             $0         $0
Vasudev Garlapaty                $0             $0              $0              $0             $0         $0
Vinaya Gavini                    $0             $0              $0              $0             $0         $0
Amarnath Gowda                   $0             $0              $0              $0             $0         $0
Ravindranath Gullapalli          $0             $0              $0              $0             $0         $0
Sarada Gullapalli                $0             $0              $0              $0             $0         $0
Murali Guthikonda                $0             $0              $0              $0             $0         $0
Satish B. Jasti                  $0             $0              $0              $0             $0         $0
Sree Jasti                       $0             $0              $0              $0             $0         $0
Lynn Jerath                      $0             $0              $0              $0             $0         $0
Mayur Joshi                      $0             $0              $0              $0             $0         $0
Shubha Kolachalam                $0             $0              $0              $0             $0         $0
V.S. Lingham                     $0             $0              $0              $0             $0         $0
Krishna M. Malempati             $0             $0              $0              $0             $0         $0
Natvarlal Patel                  $0             $0              $0              $0             $0         $0
Jitendra Patel                   $0             $0              $0              $0             $0         $0
Haranath Policherla              $0             $0              $0              $0             $0         $0
Bala Setty                       $0             $0              $0              $0             $0         $0
Jay Shah                         $0             $0              $0              $0             $0         $0
Curt Shaneour                    $0             $0              $0              $0             $0         $0
Venkat Talasila                  $0             $0              $0              $0             $0         $0

                         ITEM 1. ELECTION OF DIRECTORS

      Currently, the Board of Directors has 21 members divided into three classes of seven directors per class. Each of the three classes of directors is appointed to serve a different three-year term. One class of directors will be up for election each year. This results in a staggered Board which ensures continuity from year to year.

      Seven directors will be elected at the Annual Meeting to serve for the three-year term expiring at our Annual Meeting in 2011.

      The persons named in the enclosed proxy card intend to vote the proxy for the election of each of the seven nominees unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees. Each nominee elected as director will continue in office until his or her successor has been elected, or until his death, resignation or retirement.

      THE BOARD OF DIRECTORS HAS PROPOSED THE FOLLOWING NOMINEES FOR ELECTION AS
DIRECTORS: SREENIVAS CHERUKURI, V.S. LINGHAM, SATISH B. JASTI, JITENDRA PATEL, NATVARLAL PATEL, JAY SHAH AND CURT SHANEOUR.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS.

      We expect each nominee to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees. The principal occupation and certain other information about the nominees are set forth below.

               CLASS I -- NOMINEES WHOSE TERMS WILL EXPIRE IN 2011

    NAME AND AGE AS OF                                 POSITION, PRINCIPAL OCCUPATION,
    THE ANNUAL MEETING                               BUSINESS EXPERIENCE AND DIRECTORSHIP
------------------------     --------------------------------------------------------------------------------
Sreenivas Cherukuri (38)     Director since 2006; CIO, City of Detroit, Michigan

V.S. Lingham (53)            Director since 2006; Chief of Clinical Affairs, Reuther Psychiatric Hospital

Satish B. Jasti (48)         Director since 2006, President & CEO of the Company and the Bank, formerly a
                             Senior commercial lending officer with Key Bank N.A., LaSalle Bank Midwest
                             N.A., and Bank One N.A.

Jitendra Patel (63)          Director since 2006; President, Michigan Inns, Inc., real estate investor;
                             retired director, State Bank of Texas

Natvarlal Patel (49)         Director since 2006; President ECOM Consultants, Inc., technology consultant

Jay Shah (61)                Director since 2006; CEO, Spalding DeDecker Associates, engineering consulting

Curt Shaneour (75)           Director since 2006; President, Shane Group Inc.; retired director,
                             Hillsdale County National Bank

              CLASS II -- DIRECTORS WHOSE TERMS WILL EXPIRE IN 2009

    NAME AND AGE AS OF                             POSITION, PRINCIPAL OCCUPATION,
    THE ANNUAL MEETING                           BUSINESS EXPERIENCE AND DIRECTORSHIP
-------------------------    --------------------------------------------------------------------------
Vinaya Gavini (61)           Director since 2006; physician; owner Laser Printing Services

Amarnath Gowda (54)          Director since 2006; attorney

Sarada Gullapalli (59)       Director since 2006; technical advisor, management consultant, Gullapalli
                             Consulting Services LLC

Murali Guthikonda (57)       Director since 2006; physician

Krishna M. Malempati (65)    Director since 2007; Vice President, Om Ventures, Inc.

Haranath Policherla (50)     Director since 2006; physician

             CLASS III -- DIRECTORS WHOSE TERMS WILL EXPIRE IN 2010

    NAME AND AGE AS OF                             POSITION, PRINCIPAL OCCUPATION,
    THE ANNUAL MEETING                           BUSINESS EXPERIENCE AND DIRECTORSHIP
------------------------     --------------------------------------------------------------------------
Vasudev Garlapaty (63)       Director since 2006; physician

Sree Jasti (45)              Director since 2006; currently, homemaker; former research scientist with
                             BASF Corp.

Lynn Jerath (34)             Director since 2006; President, Bedrock Investments LLC

Mayur Joshi (54)             Director since 2006; Realtor, Max Broock Realtors; real estate investor

Shubha Kolachalam (46)       Director since 2006; Chief Administrative Officer, Kolachalam MDPC

Bala Setty (59)              Director since 2006; physician

Venkat Talasila (56)         Director since 2006; physician; CEO, Sree Talasila Properties LLC

FAMILY RELATIONSHIPS

      Director Sarada Gullapalli is the wife of Director Ravindranath Gullapalli. Director Sree Jasti is the wife of Director, President and Chief Executive Officer Satish B. Jasti. Director Jitendra Patel is the father of Director Lynn Jerath.

                  ITEM 2. APPROVAL OF 2008 STOCK INCENTIVE PLAN

BACKGROUND

      On February 13, 2008, the Board of Directors approved the adoption of the 2008 Stock Incentive Plan (the "Plan") (the effective date of the Plan), subject to the approval of the Plan by the shareholders at the Annual Meeting. Stock options may be granted under the Plan on and after the effective date, provided that the shareholders approve the Plan. The Plan will have a term of 10 years. Awards of stock options may not be granted after February 13, 2018. The discussion which follows is qualified in its entirety by reference to the Plan, a copy of which is attached to the Proxy Statement as Appendix A.

      The aggregate number of shares of the Company's Common Stock that may be issued and outstanding pursuant to the exercise of options under the Plan (the "Option Pool") will not exceed 166,795 shares. Common shares covered by terminated and expired options may be added back to the Option Pool. In the event of any change in the outstanding common shares of the Company as a result of a merger, reorganization, stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made to both the terms of the Plan and any awards granted under the Plan which are determined on a per share basis, including, but not limited to, the amount of common shares in the Option Pool, the exercise price, and number of common shares associated with an outstanding option. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of the Company's Common Stock or securities convertible into or exchangeable for shares of the Company's Common Stock.

      The following table shows the Company's shareholder approved and non-shareholder approved equity compensation plans:

                                                                                       NUMBER OF SECURITIES
                                                                                      REMAINING AVAILABLE FOR
                                NUMBER OF SECURITIES TO BE      WEIGHTED-AVERAGE       FUTURE ISSUANCE UNDER
                                  ISSUED UPON EXERCISE OF      EXERCISE PRICE OF     EQUITY COMPENSATION PLANS
                                    OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,    (EXCLUDING SECURITIES IN
                                    WARRANTS AND RIGHTS       WARRANTS AND RIGHTS           COLUMN (a))
     PLAN CATEGORY                         (a)                         (b)                      (c)
----------------------------    --------------------------    --------------------   -------------------------
EQUITY COMPENSATION PLANS
APPROVED BY SECURITY HOLDERS              None                      None                       None

EQUITY COMPENSATION PLANS
NOT APPROVED BY SECURITY
HOLDERS                                   None                      None                       None

      TOTAL                               None                      None                       None

PURPOSE AND ELIGIBILITY

      The purpose of the Plan is to advance the interests of the Company and its shareholders by helping the Company and its subsidiaries attract and retain the services of highly qualified directors, employees and officers, upon whose judgment, initiative and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company. The Plan is also established with the objective of encouraging stock ownership by such directors, employees and officers and aligning their interests with those of shareholders.

      The objectives of the Plan will be accomplished by the granting of stock option awards to selected directors, key employees and officers. Key employees and officers selected to participate in the Plan may be eligible for the grant of incentive stock options ("ISOs") and non-qualified stock options ("NSOs"). Directors selected to participate in the Plan may be eligible for the grant of NSOs.

      Eligible participants are defined in the Plan to mean employees, officers or directors of the Company or its subsidiaries. Eligible participants may be granted ISOs or NSOs under the Plan if so selected by the Board of Directors. Approximately 30 persons qualify as participants or eligible participants at this time. The Board of Directors currently anticipates that up to approximately 11 employees may be awarded stock option grants with exercise prices of $10.00 per share under the Plan in 2008, including Messrs. Jasti (41,699 options) and Bauer (13,900 options). There have been no transactions in the Company's stock of which it is aware. An active market for the Company's stock does not currently exist.

      With respect to ISOs only, the definition of eligible participant does not include directors who are not also employees of the Company or persons who have been on leave of absence for greater than 90 days, unless re-employment is guaranteed by law or contract.

ADMINISTRATION

      The Board of Directors will generally administer the Plan, although the Board of Directors may delegate its powers or duties to employees of the Company or any of its subsidiaries, as it deems appropriate. Under the terms of the Plan, the Board of Directors has full and final authority in its discretion: (i) to select and approve the persons to whom options will be granted under the Plan from among the eligible participants and the number shares of stock subject to such options; (ii) to determine the period or periods of time during which options may be exercised or become exercisable, the option price and the duration of such options, the date on which options are granted, and other matters to be determined by the Board of Directors in connection with specific option grants and option agreements as specified under the Plan; (iii) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the operation and administration of the Plan. Operation of the Plan is intended to avoid giving rise to any potential short-swing profit liability under Section 16 of the Exchange Act.

AMENDMENT AND TERMINATION

      The Board of Directors may amend, suspend or discontinue the Plan at any time, provided that: (i) no such action may, without the approval of the shareholders of the Company, materially increase (other than by reason of an adjustment as discussed above) the maximum aggregate number of common shares issuable under the Plan, or increase the maximum total number of common shares issuable to an eligible participant under the Plan; (ii) no action of the Board of Directors will cause ISOs granted under this Plan not to comply with Section 422 of the Internal Revenue Code of 1986 (the "Code") unless the Board of Directors specifically declares such action to be made for that purpose; and,
(iii) no action of the Board of Directors shall alter or impair any option previously granted or awarded under the Plan without the consent of such affected option holder.

      Each option terminates upon the expiration of the option period specified in the option agreement pursuant to which it is issued. Each option could terminate earlier, however, in the event of the participant's or eligible participant's termination of employment, death, or permanent disability.

INCENTIVE STOCK OPTIONS AND NON-QUALIFIED STOCK OPTIONS

      The Plan authorizes the grant of both ISOs and NSOs, both of which are exercisable for shares of the Company's Common Stock. The price that an option holder must pay in order to exercise an option may be stated in terms of a fixed dollar amount, a percentage of fair market value at the time of the grant, or such other method as determined by the Board of Directors in its discretion. In no event shall the option price for an ISO or an NSO be less than the fair market value per share of the Company's Common Stock on the date of the option grant. In the case of ISOs granted to persons possessing more than 10 percent of the total combined voting power or value of all classes of stock of the Company and/or its subsidiaries, the option price will be no less than 110 percent of the fair market value per share of the Company's Common Stock on the date of the grant.

      Under the Plan, "fair market value" means:

      (i) if the stock is listed on a national securities exchange, the last reported sale price of a share of the stock on such exchange or, if no sale occurs on that date, the average of the reported closing bid and asked prices on that date,

      (ii) if the stock is otherwise publicly traded, the last reported sale price of a share of the stock under the quotation system under which the sale price is reported or, if no sale occurs on that date, the average of the reported closing bid and asked prices on that date under the quotation system under which the bid and asked prices are reported,

      (iii) if no such last sales price or average of the reported closing bid and asked prices are available on that date, the last reported sale price of a share of the stock, or if no sale takes place, the average of the reported closing bid and asked prices as so reported for the immediately preceding business day (a) on the national securities exchange on which the stock is listed or (b) if the stock is otherwise publicly traded, under the quotation system under which such data are reported, or

      (iv) if none of the prices described above is available, the value of a share of the stock as reasonably determined in good faith by the board in a manner that it believes to be in accordance with the Code.

      The period during which an option may be exercised shall be determined by the Board of Directors at the time of the option grant and, for ISOs, may not extend more than ten years from the date of the grant, except in the case of ISOs granted to persons possessing more than 10 percent of the total combined voting power or value of all classes of stock of the Company and/or its subsidiaries in which case the option period will not exceed five years from the date of grant.

      To the extent not previously exercised, each ISO and NSO will terminate upon the expiration of the option period specified in the option agreement provided, however that, subject to the discretion of the Board of Directors, each ISO and NSO will terminate: (i) 3 months after the date that the option holder ceases to be an eligible participant for any reason other than death or disability; or (ii) one year after the date that the option holder ceases to be an eligible participant by reason of such participant's death or disability.

TRANSFERABILITY; DIVIDEND AND VOTING RIGHTS; WITHHOLDING

      The terms of the Plan provides that options are not transferable other than by will or the laws of descent and distribution. Holders of options shall have no dividend rights or voting rights until the options have been exercised. Unless determined otherwise by the Board, recipients of options are required to pay applicable local, state and federal withholding taxes associated with the exercise of options.

CHANGE IN CONTROL

      Unless decided otherwise at the time of a particular grant, in the event of a change of control of the Company, on the effective date of such change in control, all options shall become fully exercisable and vested; provided, however, that prior to the third anniversary of the date that the Bank opens for business, accelerated vesting shall not apply to options issued to outside directors or to executive officers owning more than 10% of the issued and outstanding stock at the time of the change of control.

      For purposes of the Plan, a change of control is generally defined as: (1) a merger or consolidation of the Company or the Bank and the shareholders of the Company or the Bank immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation; (2) the sale, dissolution, liquidation or other disposition of all or substantially all of the assets of the Company or the Bank; (3) any person acquires beneficial ownership of more than 50% of the combined voting power of the then outstanding voting securities of the Company or the Bank; or (4) within any twelve-month period, the individuals who were members of the Board of Directors of the Company (the "Current Board Members") cease to constitute a majority of the Board of the Company or its successor; however, if the election or the nomination for election of any new director of the Company or its successor is approved by a vote of a two-thirds majority of the individuals who are Current Board Members, such new director shall be considered a Current Board Member.

NON-COMPETE

      The Company, in its discretion, may as a condition to the grant of an option, require that the eligible participant enter in a covenant not to compete, a non-disclosure agreement or a confidential information agreement with the Company and its subsidiaries, upon terms and conditions specified by the Company.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following summary generally describes the principal federal (and not state and local) income tax consequences of awards granted under the Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to the Company. The provisions of the Internal Revenue Code of 1986, as amended (the "Code") and regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

      THE DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW IS INCLUDED FOR INFORMATIONAL PURPOSES ONLY. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING OR PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE, AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS

DISCUSSION. EACH PARTICIPANT IN THE PLAN SHOULD CONSULT HIS OR HER TAX ADVISOR REGARDING SPECIFIC TAX CONSEQUENCES INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL TAX LAWS.

      Incentive Stock Options. ISOs granted under the Plan are intended to qualify as incentive stock options under Section 422 of the Code. Pursuant to
Section 422, the grant and exercise of an ISO generally will not result in taxable income to the option holder (with the possible exception of alternative minimum tax liability and with the exception that the option holder will be subject to FICA upon exercise of an ISO) if the option holder does not dispose of common shares received upon exercise of such option within one year after the date of exercise and two years after the date of grant (either type of disposition hereinafter referred to as a "Disqualifying Disposition"), and if the option holder has continuously been an eligible participant from the date of grant to three months before the date of exercise (or 6 months in the event of death or disability) (hereinafter referred to as the "Employment Requirement"). The Company will not be entitled to a deduction for income tax purposes in connection with the grant or exercise of an ISO. Additionally, the Company will not be entitled to a deduction at the time common shares acquired pursuant to an ISO are disposed of, provided that the option holder has satisfied the Employment Requirement and the disposition is not a Disqualifying Disposition. The excess of the fair market value on the date of exercise of an ISO of the shares acquired over the exercise price may in some circumstances be an "adjustment" for purposes of the alternative minimum tax.

      Disposition of common shares acquired pursuant to an ISO, except in the case of a Disqualifying Disposition, will result in long-term capital gain or loss taxation of the option holder on the difference between the amount realized upon disposition and the option price. An option holder who, in a Disqualifying Disposition, disposes of common shares acquired pursuant to an ISO, will be required to notify the Company and will immediately recognize the gain on the disposition as ordinary income. In the event of a Disqualifying Disposition, the Company will be entitled to a deduction in the amount of income recognized by the option holder.

      Pursuant to the Code and the terms of the Plan, the Board of Directors will designate all options granted under the Plan as either ISOs or NSOs. To the extent that the fair market value of the Company's Common Stock (determined at the time an option is granted) with respect to which all ISOs are exercisable for the first time by any individual during any calendar year exceeds $100,000, such option shall be treated for all purposes under the Plan as an NSO.

      Non-Qualified Stock Options. For NSOs, or ISOs which have converted to NSOs for any reason, the difference between the market value of the Company's Common Stock on the date of exercise and the option price will constitute taxable ordinary income to the option holder on the date of exercise. The Company will be entitled to a deduction in the same year in an amount equal to the income taxable to the option holder. The option holder's basis in shares of the Company's Common Stock acquired upon exercise of an option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of such the Company's Common Stock by the option holder will be taxed as a capital gain or loss to the option holder, and will be long-term capital gain or loss if the option holder has held such Company Common Stock for more than one year at the time of sale.

      Pursuant to the terms of the Plan, the Board of Directors will require any recipient of common shares upon the exercise of an NSO to pay the Company the amount of any tax or other amount required by any governmental authority to be withheld and paid by the Company to such authority for the account of such recipient.

PERFORMANCE-BASED COMPENSATION -- SECTION 162(m) REQUIREMENT

      The Plan is intended to preserve the Company's tax deduction for certain awards made under the Plan by complying with the terms of Section 162(m) of the Code and regulations relating thereto.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL
                       OF THE 2008 STOCK INCENTIVE PLAN.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS,
                ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP,
                          AND FIVE PERCENT SHAREHOLDERS

      Pursuant to rules promulgated by the Securities and Exchange Commission ("SEC") under the Exchange Act, a person or entity is considered to beneficially own shares of Common Stock if the person or entity has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a person has sole voting power and sole investment power with respect to the indicated shares.

                                                           AMOUNT AND
                                                      NATURE OF BENEFICIAL         OWNERSHIP
       NAME                                                OWNERSHIP         AS A PERCENT OF CLASS
-------------------------                             --------------------   ---------------------
Richard E. Bauer                                           15,000(2)                 1.08%
Sreenivas Cherukuri                                        22,500(3)                 1.61%
Vasudev Garlapaty                                          23,100(4)                 1.65%
Vinaya Gavini                                              97,500(5)                 6.95%
Amarnath Gowda                                             19,500(6)                 1.40%
Ravindranath Gullapalli                                    11,200(7)                  .81%
Sarada Gullapalli                                          20,280(8)                 1.46%
Richard S. Gurne                                            8,160(9)                  .59%
Murali Guthikonda                                          12,500(10)                 .89%
Satish B. Jasti                                            37,500(11)                2.67%
Sree Jasti                                                  9,000(12)                 .65%
Lynn Jerath                                                19,500(13)                1.39%
Mayur Joshi                                                40,740(14)                2.90%
Shubha Kolachalam                                          25,500(15)                1.82%
V.S. Lingham                                               31,500(16)                2.25%
Krishna M. Malempati                                        9,600(17)                 .69%
Natvarlal Patel                                            37,500(18)                2.67%
Jitendra Patel                                            140,700(19)                9.91%
Haranath Policherla                                        25,500(20)                1.82%
Bala Setty                                                 19,500(21)                1.39%
Jay Shah                                                   23,100(22)                1.65%
Curt Shaneour                                              19,500(23)                1.39%
Venkat Talasila                                            26,820(24)                1.91%

All directors and executive officers as a group (23       695,700                   38.43%
persons)

Shareholders Beneficially Holding Five Percent (5%)          NONE
or More (other than the directors and executive
officers)

----------
(1) Based on 1,389,965 shares of common stock issued and outstanding as of March 24, 2008.

(2) Includes 12,500 shares of common stock and warrants to purchase up to 2,500 shares of common stock, all held by the Richard E. Bauer IRA.

(3) Includes 12,500 shares of common stock and warrants to purchase up to 10,000 shares of common stock, all held by The Cherukuri Family LLC.

(4)   Includes warrants to purchase up to 10,100 shares of common stock.

(5) Includes warrants to purchase up to 20,000 shares of common stock held by Mr. Gavini, individually, and includes 12,500 shares of common stock and warrants to purchase up to 2,500 shares of common stock, all held by Mr. Gavini's wife.

(6)   Includes warrants to purchase up to 9,500 shares of common stock.

(7) Includes 3,100 shares of common stock and warrants to purchase up to 620 shares of common stock, all held by the Ravindranath Gullapalli IRA, and includes warrants to purchase up to 7,500 shares of common stock held jointly with Mr. Gullapalli's wife, Sarada Gullapalli.

(8) Includes 16,900 shares of common stock and warrants to purchase up to 3,380 shares of common stock, all held by the Sarada Gullapalli IRA. Ravindranath Gullapalli is Ms. Gullapalli's husband.

(9) Includes 6,800 shares of common stock and warrants to purchase up to 1,360 shares of common stock, all held by the Richard S. Gurne IRA.

(10) Includes 10,000 shares of common stock and warrants to purchase up to 9,500 shares of common stock, all held by the Murali Guthikonda IRA, and includes 2,500 shares of common stock and warrants to purchase up to 500 shares of common stock, all held by Mr. Guthikonda's wife.

(11) Includes 25,000 shares of common stock and warrants to purchase up to 5,000 shares of common stock, all held by the Satish B. Jasti IRA, and includes warrants to purchase up to 7,500 shares of common stock held jointly with Mr. Jasti's wife, Sree Jasti.

(12) Includes 7,500 shares of common stock and warrants to purchase up to 1,500 shares of common stock, all held by the Sree Jasti IRA. Satish Jasti is Ms. Jasti's husband.

(13)  Includes warrants to purchase up to 9,500 shares of common stock.

(14) Includes 22,000 shares of common stock and warrants to purchase up to 11,900 shares of common stock, all held jointly with Mr. Joshi's wife, and includes 5,700 shares of common stock and warrants to purchase up to 1,140 shares of common stock, all held by the Chandrika Joshi IRA.

(15)  Includes warrants to purchase up to 10,500 shares of common stock.

(16)  Includes warrants to purchase up to 11,500 shares of common stock.

(17) Includes warrants to purchase up to 400 shares of common stock held by Mr. Malempati, individually, and includes 6,000 shares of common stock and warrants to purchase up to 1,200 shares of common stock, all held by Mr. Malempati's wife.

(18) Includes 25,000 shares of common stock and warrants to purchase up to 12,500 shares of common stock, all held by the Natvarlal Patel IRA.

(19) Includes 101,000 shares of common stock and warrants to purchase up to 27,700 shares of common stock, all held by the Jitendra Patel Revocable Living Trust, and includes 10,000 shares of common stock and warrants to purchase up to 2,000 shares of common stock. All held by the Anita Patel Revocable Living Trust. Anita Patel is Mr. Patel's wife.

(20) Includes 15,000 shares of common stock and warrants to purchase up to 10,500 shares of common stock, all held by Neuro Rehab Services PC Profit Sharing Plan.

(21)  Includes warrants to purchase up to 9,500 shares of common stock.

(22) Includes 13,000 shares of common stock and warrants to purchase up to 10,100 shares of common stock, all held by the Jayprakash B. Shah IRA.

(23) Includes 10,000 shares of common stock and warrants to purchase up to 9,500 shares of common stock, all held by the Shane Group, Inc.

(24) Includes warrants to purchase up to 10,500 shares of common stock held by Mr. Talasila, individually, and includes 1,100 shares of Common stock and warrants to purchase up to 220 shares of common stock, all held by Mr. Talasila's wife.

                             EXECUTIVE COMPENSATION

      The following table shows, for the year ended December 31, 2007, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for the year, to the Chief Executive Officer, Chief Financial Officer and other executive officers ("Named Executive Officers") who accrued compensation in excess of $100,000 in fiscal year 2007.

                         SUMMARY COMPENSATION TABLE ($)

                                                                           NONQUALIFIED
                                                                             DEFERRED
NAME AND PRINCIPAL                                       STOCK    OPTION   COMPENSATION    ALL OTHER
     POSITION            YEAR    SALARY      BONUS       AWARDS   AWARDS    EARNINGS      COMPENSATION    TOTAL
------------------      -----   ---------   ------      -------   ------   ------------   ------------   ---------
Satish B. Jasti          2007    $140,000     -            -        -          -            $22,206(1)    $162,206
President and CEO

Richard E. Bauer         2007    $110,000     -            -        -          -            $   180(2)    $110,180
EVP and CFO

Richard S. Gurne (3)     2007    $105,000     -            -        -          -            $   276(4)    $105,276
EVP and Chief Lending
Officer

(1) Includes $14,526 for country club dues, $7,500 for an automobile allowance and $180 for life insurance premiums.

(2)   Represents life insurance premiums paid by the Company.

(3)   Mr. Gurne's employment with the Company terminated on February 7, 2008.

(4)   Represents life insurance premiums paid by the Company.

BACKGROUNDS OF OUR EXECUTIVE OFFICERS

      In addition to the information about our Chief Executive Officer, Satish
B. Jasti, which is set forth above, the following is information about the Company's other executive officers:

      Richard E. Bauer, Age 48, Executive Vice President, Chief Financial Officer and Chief Operations Officer of Lotus Bancorp and Lotus Bank. Mr. Bauer has over two decades of experience in the financial services industry. For the twenty-two years prior to joining the Company, he had been with Fidelity Bank, a full service community bank based in Birmingham, Michigan, where he most recently served as Senior Vice President of Operations. He began his banking career with the Detroit Branch of the Federal Reserve Bank of Chicago.

      Christer D. Lucander, Age 50, Executive Vice President of Lotus Bancorp and Executive Vice President and Chief Lending Officer of Lotus Bank. The Bank hired Mr. Lucander on February 11, 2008. Mr. Lucander has over two decades of experience in the financial services industry. Prior to joining the Company, he had been self-employed as a consultant with a proposed de novo institution by assisting it in obtaining its required regulatory approvals, formulating its business plan, and raising its equity capital. For the twenty-two years prior to that, Mr. Lucander had been with J.P. Morgan Chase Bank, NA and its various predecessor institutions in Detroit, Michigan where he held senior positions in commercial lending, credit administration, loan review and loan operations.

EMPLOYMENT AGREEMENTS

      Satish B. Jasti. We have entered into an employment agreement with Satish
B. Jasti regarding his employment as President and Chief Executive Officer of Lotus Bancorp, Inc. and Lotus Bank. The agreement commenced when the Bank opened for business on February 28, 2007 and continues in effect for three years (with certain exceptions). Thereafter, the agreement will renew automatically unless either party elects to terminate the agreement by sending prior notice to the other party.

      Under the terms of the agreement, Mr. Jasti receives a base salary of $140,000 per year. Following the first year of the agreement, the base salary will be reviewed by the Bank's board of directors and may be increased as a result of that review. Mr. Jasti is eligible to participate in any executive incentive bonus plan and all other benefit programs that the Bank has adopted. Mr. Jasti also receives other customary benefits such as health, dental and life insurance, membership fees to banking and professional organizations and a monthly automobile allowance of not less than $750. In addition, the Bank provides Mr. Jasti with term life insurance coverage for a term of not less than 10 years, as well as country club and business club membership fees up to $600 per month.

      Mr. Jasti's employment agreement also provides that we will grant him options to acquire the greater of 3% of the number of shares sold in the initial public offering or 33,000 shares at an exercise price of $10.00 per share, exercisable within ten (10) years from the date of grant of the options. To the maximum extent permitted by law, it is expected that these options will be incentive stock options and would vest ratably over a period of three years beginning on the first anniversary of the date that the Bank opens for business.

      In the event that Mr. Jasti is terminated, or elects to terminate his employment, in connection with a "change of control," Mr. Jasti would be entitled to receive a cash lump-sum payment equal to 199% of his "base amount" as defined in section 280G of the Internal Revenue Code and, in general, means the executive's annualized compensation over the prior five-year period. If Mr. Jasti's employment is terminated for any reason other than for cause, the Bank will be obligated to pay as severance, an amount equal to one year's base salary.

      The agreement also provides non-competition and non-solicitation provisions that would apply for a period of one year following the termination of Mr. Jasti's employment. If the Company chooses to enforce the noncompetition provisions, Mr. Jasti will be entitled to a payment of $140,000 or his current salary, whichever is greater.

      Richard E. Bauer. We have entered into an employment agreement with Richard E. Bauer regarding his employment as Executive Vice President, Chief Financial Officer and Chief Operations Officer of Lotus Bancorp, Inc. and Lotus Bank. The agreement commenced when the Bank opened for business on February 28, 2007 and continues in effect for three years (with certain exceptions). Thereafter, the agreement will renew automatically unless either party elects to terminate the agreement by sending prior notice to the other party.

      Under the terms of the agreement, Mr. Bauer receives a base salary of $110,000 per year. Following the first year of the agreement, the base salary will be reviewed by the Bank's board of directors and may be increased as a result of that review. Mr. Bauer is eligible to participate in any executive incentive bonus plan and all other benefit programs that the Bank has adopted. Mr. Bauer also receives other customary benefits such as health, dental and life insurance, membership fees to banking and professional organizations.

      Mr. Bauer's employment agreement also provides that we will grant him options to acquire the greater of 1% of the number of shares sold in the initial public offering or 11,000 shares at an exercise price of $10.00 per share, exercisable within ten (10) years from the date of grant of the options. To the maximum extent permitted by law, it is expected that these options will be incentive stock options and would vest ratably over a period of three years beginning on the first anniversary of the date that the Bank opens for business.

      In the event that Mr. Bauer is terminated, or elects to terminate his employment, in connection with a "change of control," Mr. Bauer would be entitled to receive a cash lump-sum payment equal to 125% of his "base amount" as defined in section 280G of the Internal Revenue Code and, in general, means the executive's annualized compensation over the prior five-year period. If Mr. Bauer's employment is terminated for any reason other than for cause, the Bank will be obligated to pay as severance, an amount equal to half of one year's base salary.

      The agreement also provides non-competition and non-solicitation provisions that would apply for a period of one year following the termination of Mr. Bauer's employment. If the Company chooses to enforce the noncompetition provisions, Mr. Bauer will be entitled to a payment of $55,000 or half his current salary, whichever is greater.

      Christer D. Lucander. We have entered into an employment agreement with Christer D. Lucander regarding his employment as Executive Vice President and Chief Lending Officer of Lotus Bancorp, Inc. and Lotus Bank. The agreement commenced on February 11, 2008 and continues in effect until February 28, 2010 (with certain exceptions). Thereafter, the agreement will renew automatically unless either party elects to terminate the agreement by sending prior notice to the other party.

      Under the terms of the agreement, Mr. Lucander receives a base salary of $115,000 per year. Following the first year of the agreement, the base salary will be reviewed by the Bank's board of directors and may be increased as a result of that review. Mr. Lucander is eligible to participate in any executive incentive bonus plan and all other benefit programs that the Bank has adopted. Mr. Lucander also receives other customary benefits such as health, dental and life insurance, membership fees to banking and professional organizations.

      Mr. Lucander's employment agreement also provides that we will grant him options to acquire one-quarter of 1% of the number of shares sold in the initial public offering at an exercise price of $10.00 per share, exercisable within ten
(10) years from the date of grant of the options. .

      In the event that Mr. Lucander is terminated, or elects to terminate his employment, in connection with a "change of control," Mr. Lucander would be entitled to receive a cash lump-sum payment equal to 125% of his then current salary or $143,750, whichever is greater. If Mr. Lucanders employment is terminated for any reason other than for cause, the Bank will be obligated to pay as severance, an amount equal to half of one year's then current salary or $57,500, whichever is greater.

401(k) PLAN

      The Bank has not adopted a 401(k) plan.

OPTION GRANTS IN 2007

      The following table sets forth certain information concerning the number and value of stock options granted in the last fiscal year to the individuals named above in the summary compensation table:

                     2007 GRANTS OF PLAN-BASED AWARDS TABLE

                                  ALL OTHER       ALL OTHER
                                STOCK AWARDS:   OPTION AWARDS:
                                  NUMBER OF       NUMBER OF       EXERCISE OR
                                  SHARES OF       SECURITIES      BASE PRICE     GRANT DATE
                                  STOCK OR        UNDERLYING       OF OPTION    FAIR VALUE OF
                        GRANT       UNITS          OPTIONS          AWARDS      OPTION AWARDS
   NAME                 DATE         (#)             (#)           ($ / Sh)          ($)
----------              -----   -------------   ---------------   -----------   ----------
Satish B. Jasti          N.A.        N.A.            N.A.             N.A.          N.A.

Richard E. Bauer         N.A.        N.A.            N.A.             N.A.          N.A.

Richard S. Gurne         N.A.        N.A.            N.A.             N.A.          N.A.

(1) The Company intends to issue 41,699and 13,900 options to Messrs. Jasti and Bauer, respectively, at an exercise price of $10.00 per share, subject to the approval by the Company's shareholders of the 2008 Stock Incentive Plan. The options will vest ratably (1/3rd per year) over a three-year period beginning 2/28/2008 (the one-year anniversary of the Bank's opening). The options will expire on 2/28/2017.

             2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

                                     OPTION AWARDS
                   -------------------------------------------------------
                     NUMBER OF       NUMBER OF
                     SECURITIES     SECURITIES
                     UNDERLYING     UNDERLYING
                    UNEXERCISED     UNEXERCISED
                      OPTIONS         OPTIONS       OPTION
                        (#)             (#)        EXERCISE     OPTION
                   ------------    -------------    PRICE     EXPIRATION
      NAME         EXERCISABLE     UNEXERCISABLE     ($)         DATE
-----------------  ------------    -------------   --------   ----------
Satish B. Jasti        N.A.             N.A.          N.A.       N.A.

Richard E. Bauer       N.A.             N.A.          N.A.       N.A.

Richard S. Gurne       N.A.             N.A.          N.A.       N.A.


(1) The Company intends to issue 41,699 and 13,900 options to Messrs. Jasti and Bauer, respectively, at an exercise price of $10.00 per share, subject to the approval by the Company's shareholders of the 2008 Stock Incentive Plan. The options will vest ratably (1/3rd per year) over a three-year period beginning 2/28/2008 (the one-year anniversary of the Bank's opening). The options will expire on 2/28/2017.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

      The Bank makes loans to directors and executive officers from time-to-time in the ordinary course of business. The Bank's current policy provides that:

      - In the case of banking transactions, each transaction will be on substantially the same terms, including price or interest rate and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and any banking transactions will not be expected to involve more than the normal risk of collectibility or present other unfavorable features to us;

      - In the case of business transactions, each transaction will be on terms no less favorable than could be obtained from an unrelated third party; and

      - In the case of all related party transactions, each transaction will be approved by a majority of the directors, including a majority of the directors who do not have an interest in the transaction.

      The following is a summary of the business transactions in 2007 involving the Company and related persons:

            None

                                 AUDIT COMMITTEE

AUDIT COMMITTEE REPORT

      The Audit Committee is comprised of 6 directors, one of whom serves in an advisory capacity. Each of the directors is independent, under the definition contained in Rule 4200(a)(15) of the NASD's listing standards. The Board of Directors has adopted a written charter for the Audit Committee. We will provide to any person without charge, upon request, a copy of our Audit Committee Charter. Requests for a copy of our Audit Committee Charter should be made to our Secretary at 45650 Grand River Avenue, Novi, Michigan 48374.

      In connection with the audited financial statements contained in the Company's 2007 Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, the Audit Committee reviewed and discussed the audited financial statements with management and Plante & Moran, PLLC. The Audit Committee discussed with Plante & Moran, PLLC the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee has also received the written disclosures and the letter from Plante & Moran, PLLC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence.

      Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007.

                               THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors has appointed Plante & Moran, PLLC to serve as our independent auditors for 2008. Representatives of Plante & Moran, PLLC will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.

AUDIT FEES

      Audit fees and expenses billed to the Company by Plante & Moran, PLLC for the audit of the Company's financial statements for the fiscal years ended December 31, 2007 and for review of the Company's financial statements included in the Company's quarterly reports on Form 10-Q, which were performed by UHY LLP for the March 31, 2007 period, are as follows:

                                      2007
                                    -------
                                    $49,070

AUDIT RELATED FEES

      Audit related fees and expenses billed to the Company by Plante & Moran, PLLC for the fiscal year 2007 for services related to the performance of the audit or review of the Company's financial statements that were not included under the heading "Audit Fees," are as follows (certain of these expenses were for services provided by UHY LLP for the March 31, 2007 period):

                                      2007
                                     ------
                                     $5,985

TAX FEES

      Tax fees and expenses billed to the Company for the fiscal year 2007 for services related to tax compliance, tax advice and tax planning, consisting primarily of preparing the Company's federal and state income tax returns for the previous fiscal periods and inclusive of expenses are as follows:

                                      2007
                                      ----
                                       $0

ALL OTHER FEES

      Fees and expenses billed to the Company by Plante & Moran, PLLC for all other services provided during the fiscal year 2007 are as follows:

                                      2007
                                      ----
                                       $0

      In accordance with Section 10A(i) of the Exchange Act, before Plante & Moran, PLLC is engaged by us to render audit or non-audit services, the engagement is approved by our Audit Committee. None of the time devoted by Plante & Moran, PLLC on its engagement to audit the Company's financial statements for the year ended December 31, 2007 is attributable to work performed by persons other than Plante & Moran, PLLC employees.

                              SHAREHOLDER PROPOSALS

      Shareholder proposals may be brought before an annual meeting pursuant to
Article II, Section 7 of the Company's Bylaws, which provides that to be properly brought before an annual meeting, business must be (i) by or at the direction of the Board of Directors or (ii) by any shareholder entitled to vote for the election of directors who complies with the procedures set forth in the Bylaws. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Company. To be timely, a shareholders' notice must be delivered, or mailed, and received at the principal executive offices of the Company not less than 60 days nor more than 270 days prior to the meeting; provided, however, that in the event less than 30 days' notice or prior disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such disclosure was made. A shareholder's notice must set forth, as to each matter the shareholder proposes to bring before an annual meeting, (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) his or her name and address, as they appear on the Company's books, (c) the class and number of shares of stock of the Company which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. No shareholder proposals have been received by the Company in connection with the Annual Meeting.

      Whether or not you plan to attend the Meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy in the enclosed envelope.

                                             By Order of the Board of Directors,

                                             Mayur Joshi, Secretary

                                                                      APPENDIX A

                               LOTUS BANCORP, INC.
                            2008 STOCK INCENTIVE PLAN

1.    PURPOSE

      The 2008 Stock Incentive Plan ("Plan") is intended to promote shareholder value by (a) enabling Lotus Bancorp, Inc. ("Company") and its affiliates to attract and retain the best available individuals for positions of substantial responsibility; (b) providing additional incentive to such persons by affording them an equity participation in the Company; (c) rewarding those directors, executive officers, employees and other non-employee shareholders for their contributions to the Company or Lotus Bank ("Bank"); and (d) promoting the success of the Company's business by aligning the financial interests of directors, executive officers and employees providing personal services to the Company or its affiliates with long-term shareholder value.

2.    DEFINITIONS

      (A) "Act" means the Securities Exchange Act of 1934, as amended, or any successor provisions.

      (B) "Affiliate" means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) an entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under the Act, (iv) any Subsidiary and (v) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity's outstanding voting securities, in each case as designated by the Board of Directors as being a participant employer in the Plan. For purposes of this Plan and without further designation by the Board of Directors, the Bank shall be deemed an Affiliate.

      (C) "Bank" means Lotus Bank, a Michigan state bank.

      (D) "Board of Directors" means the board of directors of the Company.

      (E) "Broker Assisted Exercise" means a special sale and remittance procedure pursuant to which the Participant shall concurrently provide irrevocable written instructions to (a) an administrator-designated brokerage firm to effect the immediate sale of Stock owned by the Participant for at least six months and remit to the Company, out of the sale proceeds available federal, state and local income and employment taxes required to be withheld by the Company, and (b) the Company to deliver the certificates for the Stock issued upon exercise of the Options directly to the Participant or such brokerage firm in order to complete the sale.

      (F) "Change of Control" means:

            (i) the acquisition by any individual, entity or "group," within the meaning of section 13(d)(3) or section 14(d)(2) of the Act (other than the current members of the boards of directors of the Company or the Bank or any of their descendants, the Company, the Bank, or any savings, pension or other benefit plan for the benefit of the employees of the Company or the Bank or subsidiaries thereof)(a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of voting securities of the Company or the Bank where such acquisition causes any such Person to own fifty percent (50%) or more of the combined voting power of the Company's or Bank's then outstanding capital stock then entitled to vote generally in the election of directors;

            (ii) within any twelve-month period, the persons who were directors of the Company immediately before the beginning of the twelve-month period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board of Directors; provided that any individual becoming a director subsequent to the beginning of such twelve-month whose election, or nomination for election by the Company's shareholders, was approved by at least two-thirds of the directors then comprising the Incumbent Directors shall be considered as though such individual were an Incumbent Director unless such individual's initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act);

            (iii) a reorganization, merger, consolidation or other corporate transaction involving the Company or the Bank, in each case, with respect to which the shareholders of the Company or the Bank, respectively, immediately prior to such transaction do not, immediately after the transaction, own more than fifty percent (50%) of the combined voting power of the reorganized, merged or consolidated company's then outstanding voting securities;

            (iv) the sale, transfer or assignment of all or substantially all of the assets of the Company or the Bank to any third party;

            (v) a dissolution or liquidation of the Company or the Bank; or

            (vi) any other transactions or series of related transactions occurring which have substantially the same effect as the transactions specified in clauses (i) - (v), as determined by the Board of Directors.

      (G) "Code" means the Internal Revenue Code of 1986, as amended, or any successor provisions.

      (H) "Committee" means the committee appointed by the Board of Directors to administer the Plan pursuant to Section 4(A). If the Committee has not been appointed, the Board of Directors in its entirety shall constitute the Committee. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of two or more member of the Board of Directors who are each "outside directors" as defined in Treas. Reg. section 1.162-27(e)(3) as promulgated by the Internal Revenue Service and "non-employee directors" as defined in Rule 16b-3(b)(3) as promulgated under the Act.

      (I) "Company" means Lotus Bancorp, Inc., a Michigan corporation and registered bank holding company, and except as otherwise specified in this Plan in a particular context, any successor thereto, whether by merger, consolidation, purchase of all or substantially all of its assets or otherwise.

      (J) "Controlling Participant" means any person who, immediately before an Option is granted to that particular person, directly or indirectly (within the meaning of section 424 of the Code and the regulations promulgated thereunder) possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary. The determination of whether a person is a Controlling Participant shall be made in accordance with sections 422 and 424 of the Code, or any successor provisions, and the regulations promulgated thereunder.

      (K) "Exercise Price" means the price at which a share of Stock may be purchased by a Participant pursuant to the exercise of an Option, as specified in the respective Stock Option Agreement.

      (L) "Fair Market Value" on any date with respect to the Stock means:

            (i) if the Stock is listed on a national securities exchange, the last reported sale price of a share of the Stock on such exchange or, if no sale occurs on that date, the average of the reported closing bid and asked prices on that date,

            (ii) if the Stock is otherwise publicly traded, the last reported sale price of a share of the Stock under the quotation system under which the sale price is reported or, if no sale occurs on that date, the average of the reported closing bid and asked prices on that date under the quotation system under which the bid and asked prices are reported,

            (iii) if no such last sales price or average of the reported closing bid and asked prices are available on that date, the last reported sale price of a share of the Stock, or if no sale takes place, the average of the reported closing bid and asked prices as so reported for the immediately preceding business day (a) on the national securities exchange on which the Stock is listed or (b) if the Stock is otherwise publicly traded, under the quotation system under which such data are reported, or

            (iv) if none of the prices described above is available, the value of a share of the Stock as reasonably determined in good faith by the Committee in a manner that it believes to be in accordance with the Code.

      In determining the Fair Market Value of a share of Stock in connection with the issuance of an ISO, the Fair Market Value shall be determined without regard to any restriction, other than a restriction that, by its terms, will never lapse.

      (M) "ISO" means an Option (or portion thereof) intended to qualify as an "incentive stock option" within the meaning of section 422 of the Code, or any successor provision.

      (N) "NQSO" means an Option (or portion thereof) that is not intended to, or does not, qualify as an "incentive stock option" within the meaning of section 422 of the Code, or any successor provision.

      (O) "Option" means the right of a Participant to purchase shares of Stock in accordance with the terms of this Plan and the Stock Option Agreement between such Participant and the Company.

      (P) "Parent" means a parent corporation, if any, with respect to the Company, as defined in section 424(e) of the Code and regulations promulgated or rulings issued thereunder.

      (Q) "Participant" means any person to whom an Option has been granted pursuant to this Plan and who is a party to a Stock Option Agreement.

      (R) "Stock" means the common stock of the Company, $0.01 par value per share.

      (S) "Stock Option Agreement" means an agreement by and between a Participant and the Company setting forth the specific terms and conditions under which Stock may be purchased by such Participant pursuant to the exercise of an Option. Such Stock Option Agreement shall be subject to the provisions of this Plan (which shall be incorporated by reference therein) and shall contain such provisions as the Board of Directors, in its sole discretion, may authorize.

      (T) "Subsidiary" means a subsidiary corporation of the Company, as defined in section 424(f) of the Code and regulations promulgated or rulings issued thereunder.

      (U) "Termination Date" means the date on which the Participant ceased to be an employee of the Company or any Affiliate; provided however, that with respect to an ISO, it means the date on which the Participant ceased to be an employee of the Company or any Parent or Subsidiary.

3. SHARES AVAILABLE UNDER THE PLAN

      (A) Shares Subject to the Plan. Subject to adjustment in accordance with the provisions of this Section 3, the total number of shares of Stock as to which Options may be granted shall be 166,795 shares, all of which may be awardable as ISOs. Stock issued under the Plan may be either authorized but unissued shares or shares that have been reacquired by the Company. Any shares issued by the Company in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the shares of Stock available for Options under the Plan.

      (B) Forfeited Awards. In the event that any outstanding Option under the Plan for any reason expires unexercised, is forfeited or is terminated prior to the end of the period during which Options may be issued under the Plan, the shares of Stock allocable to the unexercised portion of such Option that has expired, been forfeited or been terminated shall become available for future issuance under the Plan.

      (C) Shares Used to Pay Exercise Price and Taxes. Shares of Stock delivered to the Company to pay the Exercise Price of any Option or to satisfy the Participant's income tax withholding obligation shall become available for future issuance under the Plan.

      (D) Adjustments on Changes in Stock. In the event of any change in the outstanding shares of Stock by reason of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spinoff, combination or exchange of shares or other corporate change, the Committee, in its sole discretion, shall make such substitution or adjustment, if any, as it deems to be equitable or appropriate, as to: (i) the maximum number of shares of Stock that may be issued under the Plan as set forth in
Section 3(A); (ii) the number or kind of shares subject to an Option; (iii) subject to the limitation contained in Section 6(P), the Exercise Price applicable to an Option; (iv) any measure of performance that relates to an Option in order to reflect such change in the Stock and/or (v) any other affected terms of any Option; provided however, that no adjustment shall occur with respect to an ISO unless: (y) the excess of the aggregate Fair Market Value of the shares of Stock subject to the ISO immediately after any such adjustment over the aggregate Exercise Price of such shares is not more than the excess of the aggregate Fair Market Value of all shares subject to the ISO immediately prior to such adjustment over the Exercise Price of all shares subject to the ISO; and (z) the new or adjusted ISO does not grant the Participant additional benefits that the Participant did not previously have.

4. ADMINISTRATION

      (A) Procedure. The Plan shall be administered, construed and interpreted by the Committee, as such Committee is from time to time constituted, or any successor committee the Board of Directors may designate to administer the Plan. The Committee may delegate any of its powers and duties to appropriate officer(s) of the Company in accordance with guidelines established by the Committee from time to time.

      (B) Powers of the Committee. Subject to the other provisions of the Plan, the Committee shall have all powers vested in it by the terms of the Plan as set forth herein, such powers to include exclusive authority (except as may be delegated as permitted herein): (i) to select those persons to be granted Options under the Plan; (ii) to determine the type, size and terms of the Option to be granted to each individual selected; (iii) to modify the terms of any Option that has been granted; (iv) to determine the time when Options will be granted; (v) to establish performance objectives; (vi) to determine the Fair Market Value of the Stock under Section 2(K)(iv); (vii) to interpret the Plan and decide any questions and settle all controversies or disputes that may arise in connection with the Plan; (viii) to adopt, amend and rescind rules and regulations relating to the Plan; (ix) to prescribe the form or forms of instruments evidencing Options and any other instruments required under the Plan and to change such forms, in its sole and absolute discretion, from time to time; (x) to accelerate or defer (with the consent of the Participant) the vesting period or exercise date of any Option; (xi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; and (xii) to make all other determinations and perform all other acts necessary or advisable for the administration of the Plan. The Committee (or its delegate as permitted herein) may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent that it shall deem desirable to carry the Plan or any Option into effect.

      (C) Effect of Decision of the Committee and Board of Directors. All decisions, determinations, actions and interpretations of the Committee (or its delegate as permitted herein) or the Board of Directors (or its delegate as permitted herein) in the administration of the Plan shall lie with the Committee and the Board of Directors, respectively, within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned; provided that the Committee or the Board of Directors, as applicable, may, in its sole and absolute discretion, overrule an action, decision, determination or interpretation of a person to whom it has delegated authority.

      (D) Liability of Board of Directors or the Committee. No member of the Board of Directors or Committee or any officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Board of Directors or Committee or any officer of the Company in connection with the performance of duties under the Plan, except for his own willful misconduct or as expressly provided by statute. The members of the Board of Directors and Committee and officers of the Company shall be entitled to indemnification in connection with the performance of their respective duties under the Plan to the extent provided in the articles of incorporation or bylaws of the Company or otherwise by law.

5. ELIGIBILITY

      Consistent with the purposes of the Plan, the Committee shall have the power (except as may be delegated as permitted herein) to select the employees and other individuals performing services for, or making contributions to, the Company and its Affiliates who may participate in the Plan and be granted Options under the Plan. No person who is not an employee of the Company or a Parent or a Subsidiary shall be eligible to receive an ISO award under the Plan. For purposes of this Plan, the term "employee" means an individual employed by the Company or a Subsidiary whose income from those entities is subject to Federal Income Contributions Act ("FICA") withholding.

6. TERMS AND CONDITIONS APPLICABLE TO OPTIONS UNDER THE PLAN

      Options granted pursuant to the Plan shall be evidenced by Stock Option Agreements in such form as the Board of Directors shall, from time to time, approve, which agreements shall in substance include or incorporate, comply with and be subject to the following terms and conditions (except as necessary to conform to the requirements of law, including the laws of the jurisdiction where the Participant resides):

      (A) Medium and Time of Payment. The Exercise Price shall be paid in full at the time the Option is exercised. The Exercise Price shall be payable either in (i) United States dollars in cash or by check, bank draft, money order or wire transfer of good funds payable to the Company; (ii) upon conditions established by the Committee, by delivery of shares of Stock owned by the Participant for at least six (6) months prior to the date of exercise; or (iii) by a combination of (i) and (ii); provided, however, that clauses (ii) and (iii) shall not become operable until the third anniversary of the date that the Bank opens for business. A Broker Assisted Exercise shall be deemed to be an exercise for cash under clause (i) of the preceding sentence.

      (B) Number of Shares. The total number of shares to which each Option pertains shall be designated in the Stock Option Agreement at the time of grant.

      (C) Designation of Option. Each Option shall be designated in the Stock Option Agreement as either an ISO or a NQSO and, in the absence of such designation, shall be deemed to be a NQSO. In the event that a person is granted concurrently an ISO and a NQSO, such Options shall be evidenced by separate Stock Option Agreements. However, notwithstanding such designations, to the extent that (i) the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Options designated as ISOs are exercisable for the first time by any employee during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, or (ii) an ISO does not meet any other requirement to be an "incentive stock option" within the meaning of section 422 of the Code, such Options, or portions thereof, shall be treated as NQSOs. For purposes of this section, Options shall be taken into account in the order in which they were granted.

      (D) Exercise Price. The Exercise Price per share of Stock under an Option shall be determined by the Committee in its sole discretion; provided however that the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value on the date that such Option is granted and, in the case of an ISO granted to a Controlling Participant, the Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value on the date that such Option is granted.

      (E) Option Term. The term of an Option shall be fixed by the Committee, in its sole discretion, in each Stock Option Agreement; provided however that for any Option to qualify as an ISO, the Option shall expire not more than ten years from the date the Option is granted and, in the case of a Controlling Participant, not more than five years from the date the Option is granted.

      (F) Exercise of Options. Subject to the provisions of this Plan and the applicable Stock Option Agreement, an Option may be exercised at any time during the term of the Option. An Option shall be deemed exercised when (i) written notice of such exercise, in the form prescribed by the Committee, has been received by the

Company in accordance with the terms of the Option by the person entitled to exercise the Option and (ii) full payment for the Stock with respect to which the Option is exercised has been received by the Company in accordance with Section 6(A) and the Stock Option Agreement. The written notice shall include the number of shares to be exercised by the Participant. Except as otherwise expressly provided in writing by the Board of Directors, an Option may not be exercised for a fractional share of Stock.

      (G) Stock Certificates. Promptly upon exercise of an Option, the Company shall issue (or cause to be issued) certificates evidencing the shares of Stock acquired as a result of the exercise of the Option. In the event that the exercise of an Option is treated in part as the exercise of an ISO and in part as the exercise of a NQSO pursuant to Section 6(C) hereof, the Company shall issue a certificate evidencing the shares of Stock treated as acquired upon the exercise of an ISO and a separate certificate evidencing the shares of Stock treated as acquired upon the exercise of a NQSO, and shall identify each such certificate accordingly in its stock transfer records.

      All certificates for shares of Stock delivered under the Plan pursuant to any Option shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities laws or regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      (H) Date of Exercise. The Committee may, in its sole discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time specified by the Committee. Except as may be so provided, any Option may be exercised in whole at any time, or in part from time to time, during its term. In the case of an Option not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the Option may be exercised.

      (I) Termination of Service. The Committee may determine, at the time of grant, for each Option the extent to which the Participant (or his legal representative) shall have the right to exercise the Option following termination of such Participant's service to the Company, any Subsidiary or any Affiliate. Such provisions may reflect distinctions based on the reasons for the termination of service and any other relevant factors that the Committee may determine. In the absence of such standards, any Option granted to an employee of the Company or any Affiliate pursuant to the Plan that has not vested prior to the Termination Date shall expire immediately upon the Termination Date, and any Option granted to an employee of the Company or any Affiliate pursuant to the Plan that has vested prior to the Termination Date shall expire three (3) months following the Termination Date; provided however that if the cessation of Participant's service is due to his death or disability (as defined in section 22(e)(3) of the Code), such Option shall expire one year from the Termination Date.

      (J) Transferability. Except as otherwise permitted by the Committee, Options shall be nontransferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant (or in the event of his disability (as defined in section 22(e)(3) of the Code), by his guardian or legal representative) and after his death, only by the Participant's legal representatives, heirs, legatees, or distributees.

      (K) No Rights as a Participant. No person shall, with respect to any Option, be deemed to have become a Participant, or to have any rights with respect to such Option, unless and until such person shall have executed a Stock Option Agreement or other instrument evidencing the Option and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

      (L) No Rights as a Shareholder. Notwithstanding the exercise of an Option, a Participant shall have no rights as a shareholder with respect to shares covered by an Option until the date the certificates evidencing the shares of Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for dividends or other rights the record date for which is prior to the date of issuance. Upon issuance of the certificates evidencing the shares of Stock acquired upon exercise of an Option, such shares of Stock shall be deemed to be transferred for purposes of section 421 of the Code and the regulations promulgated thereunder.

      (M) Tax Withholding. As a condition to the exercise of any Option, the Company shall have the right to require that the Participant exercising the Option (or the recipient of any shares of Stock) remit to the Company an amount calculated by the Company to be sufficient to satisfy applicable federal, state, foreign or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any certificate evidencing shares of Stock. If permitted by the Company, either at the time of the grant of the Option or in connection with its exercise, the Participant may satisfy applicable withholding tax requirements by delivering a number of whole shares of Stock owned by the Participant for at least six (6) months prior to the date of exercise and having a Fair Market Value (determined on the date that the amount of tax to be withheld is to be fixed) at least equal to the aggregate amount required to be withheld; provided, however, that the cashless withholding feature provided in this sentence shall not become effective until the third anniversary of the date that the Bank opens for business.

      In the case of an ISO, the Committee may require as a condition of exercise that the Participant exercising the Option agree to inform the Company promptly of any disposition (within the meaning of section 424(c) of the Code and the regulations thereunder) of Stock received upon exercise.

      (N) Change of Control. Unless the Committee shall determine otherwise at the time of grant with respect to a particular Option, all Options outstanding as of the date of a Change of Control or an agreement to effect a Change of Control, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant; provided, however, that prior to the third anniversary of the date that the Bank opens for business, accelerated vesting shall not apply upon a Change of Control with respect to options held by (i) outside directors or (ii) executive officers, to the extent that the officers own in the aggregate more than 10% of the issued and outstanding shares of Stock at the time of the Change of Control. The determination as to whether a Change of Control or an agreement to effect a Change of Control has occurred shall be made by the Committee and shall be conclusive and binding.

      (O) Additional Restrictions and Conditions. The Committee may impose such other restrictions and conditions (in addition to those required by the provisions of this Plan) on any Option granted hereunder and may waive any such additional restrictions and conditions, so long as (i) any such additional restrictions and conditions are consistent with the terms of this Plan and (ii) such waiver does not waive any restriction or condition required by the provisions of this Plan.

      (P) Repricing. The Committee shall not, without the further approval of the Board of Directors, (i) authorize the amendment of any outstanding Option to reduce the Exercise Price of such Option or (ii) grant a replacement Option upon the surrender and cancellation of a previously granted Option for the purpose of reducing the Exercise Price of such Option. Nothing contained in this section shall affect the right of the Board of Directors or the Committee to make the adjustment permitted under Section 3(D).

7. AMENDMENT AND TERMINATION OF THE PLAN

      The Committee may amend, alter, suspend, or terminate the Plan or any portion hereof at any time; provided that no such amendment, alteration, suspension or termination shall be made without the approval of the shareholders of the Company if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board of Directors deems it necessary or desirable to qualify or comply. No amendment, suspension or termination of the Plan shall adversely affect the right of any Participant with respect to any Option theretofore granted, as determined by the Committee, without such Participant's written consent.

      Unless earlier terminated, the Plan shall remain in effect until all shares issuable under the Plan have been purchased or acquired in accordance with the Plan. In no event may any Options be granted under the Plan more than ten (10) years after the earlier of the date on which the Plan is adopted or the date on which the Plan is approved by the shareholders of the Company. Such termination by lapse of time shall not effect the validity or terms of any Option then outstanding or the ability of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Option or to waive any conditions or rights under any such Option for so long as the Option is outstanding.

8. LEGALITY OF GRANT

      The granting of Options under this Plan and the issuance or transfer of Options and shares of Stock pursuant hereto are subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or government agency (including, without limitation, no-action positions of the Securities and Exchange Commission) which may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Options may be granted under this Plan and no Options or shares shall be issued by the Company unless and until in any such case all legal requirements applicable to the issuance or payment have, in the opinion of counsel for the Company, been complied with. In connection with any Option or Stock issuance or transfer, the person acquiring the shares or the Option shall, if requested by the Company, give assurance satisfactory to counsel to the Company with respect to such matters as the Company may deem desirable to assure compliance with all applicable legal requirements.

9. NO EMPLOYMENT/SERVICE RIGHTS

      Nothing in this Plan or any Stock Option Agreement shall confer upon any person the right to participate in the benefits of the Plan or to be granted an Option, and there shall be no obligation to provide uniformity of treatment in connection with the administration of this Plan. The terms and conditions of Options or Stock Option Agreements need not be the same with respect to each Participant.

      Nothing in this Plan or any Stock Option Agreement shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Company or any Affiliate shall continue to employ, retain or engage any individual (whether or not a Participant). Neither this Plan nor any Stock Option Agreement executed in accordance with this Plan shall affect in any way the right of the Company or any Affiliate to terminate the employment or engagement of any individual (whether or not a Participant) at any time and for any reason whatsoever and to remove any individual (whether or not a Participant) from any position with the Company or any Affiliate. No change of a Participant's duties with the Company or any Affiliate shall result in a modification of any rights of such Participant under this Plan or any Stock Option Agreement executed by such Participant.

10. EFFECTIVE DATE

      This Plan shall become effective upon its approval by the Board of Directors; provided however that no grant of an Option under this Plan shall qualify as an ISO unless, within one year of the date the Plan becomes effective, the Plan is approved by the affirmative vote of a majority of the shareholders of the Company present, in person or by proxy, at a meeting of the shareholders of the Company. The Committee may grant ISOs subject to the condition that this Plan shall have been approved by the shareholders of the Company as provided herein.

11. RESERVATION OF SHARES

      The Company, during the term of this Plan, shall at all times reserve and keep available such number of shares of Stock as shall be sufficient to satisfy the requirements of the Plan.

12. MINIMUM CAPITAL REQUIREMENTS

      Notwithstanding any provision of this Plan or any Stock Option Agreement to the contrary, all Options granted under the Plan shall expire, to the extent not exercised, within 45 days following the receipt of notice from the Bank's state or primary federal regulator ("Regulator") that (i) the Bank has not maintained its minimum capital requirements (as determined by the Regulator); and (ii) the Regulator is requiring termination or forfeiture of options. Upon receipt of such notice from the Regulator, the Company shall promptly notify each Participant that all Options issued under this Plan have become fully exercisable and vested to the full extent of the grant and that the Participant must exercise the Option(s) granted to him prior to the end of the 45-day period or such earlier period as may be specified by the Regulator or forfeit such Option. In case of forfeiture, no Participant shall have a cause of action, of any kind or nature, with respect to the forfeiture against the Company or any Affiliate. Neither the Company nor any

Affiliate shall be liable to any Participant due to the failure or inability of the Company or any Affiliate to provide adequate notice to the Participant.

13. ADMINISTRATION OF PLAN

      Notwithstanding any other provision herein to the contrary, this Plan shall be administered in accordance with the provisions of the Federal Deposit Insurance Corporation's Statement of Policy on Applications for Deposit Insurance as such policy relates to stock benefit plans.

14. GENERAL

      (A) Burden and Benefit. The terms and provisions of this Plan and the Options issued hereunder shall be binding upon, and shall inure to the benefit of, the Company and each Participant and any permitted successors and assigns.

      (B) Interpretation. When a reference is made in this Plan to a Section, such reference will be to a Section of this Plan unless otherwise indicated. The headings contained in this Plan are for convenience of reference only and will not affect in any way the meaning or interpretation of this Plan or any Option. Whenever the words "include," "includes" or "including" are used in this Plan, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Plan will refer to this Plan as a whole and not to any particular provision in this Plan. Each use herein of the masculine, neuter or feminine gender will be deemed to include the other genders. Each use herein of the plural will include the singular and vice versa, in each case as the context requires or as is otherwise appropriate. The word "or" is used in the inclusive sense. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors or assigns. No provision of this Plan is to be construed to require, directly or indirectly, any person to take any action, or omit to take any action, which action or omission would violate applicable law (whether statutory or common law), rule or regulation.

      (C) Costs and Expenses. All costs and expenses with respect to the adoption, implementation and administration of this Plan shall be borne by the Company; provided however that, except as otherwise specifically provided in this Plan or the applicable Stock Option Agreement between the Company and a Participant, the Company shall not be obligated to pay any costs or expenses (including legal fees) incurred by any Participant in connection with any Stock Option Agreement, this Plan or any Option or Stock held by any Participant.

      (D) Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for long-term incentive compensation. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. Nothing contained herein shall be construed to give any Participant any rights with respect to any Option, unexercised or exercised, or any other matters under this Plan that are greater than those of a general unsecured creditor of the Company.

      (E) Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Option granted hereunder shall be determined in accordance with the laws of the State of Michigan, without reference to the laws that might otherwise govern under applicable principles of conflicts of law.

      (F) Severability. If any term or other provision of this Plan or any Stock Option Agreement is held to be illegal, invalid or unenforceable by any rule of law or public policy, such term or provision shall be fully severable and this Plan or the Stock Option Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof, and all other conditions and provisions shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or unenforceable, there shall be added automatically as a part of this Plan or the Stock Option Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable. If any provision of this Plan or any Stock Option Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

      (G) Certain Conflicts. In the event of an irreconcilable conflict between the terms of the Plan and any Stock Option Agreement, the terms of the Plan shall prevail.

      (H) Notices. Any notice or other communication required or permitted to be made hereunder or by reason of the provisions of this Plan or any Stock Option Agreement shall be in writing, duly signed by the party giving such notice or communication and shall be deemed to have been properly delivered if delivered personally or by a recognized overnight courier service, or sent by first-class certified or registered mail, postage prepaid, as follows (or at such other address for a party as shall be specified by like notice): (i) if given to the Company, at its principal place of business, and (ii) if to a Participant, as provided in his Stock Option Agreement. Any notice properly given hereunder shall be effective on the date on which it is actually received by the party to whom it was addressed.

      IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officer, has executed this Plan on this the ______ day of _________, 2008.

                                            LOTUS BANCORP, INC.

                                            By:________________________________
                                               Satish Jasti, President

                                REVOCABLE PROXY
                              LOTUS BANCORP, INC.

X      PLEASE MARK VOTES
___    AS IN THIS EXAMPLE

                   PROXY SOLICITED ON BEHALF OF THE BOARD OF
                    DIRECTORS ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 21, 2008
The undersigned shareholder of Lotus Bancorp, Inc. ("the Company"), revoking all previous proxies, hereby constitutes and appoints Ravindranath Gullapalli and Krishna Malempati, and each of them acting individually, as the proxies of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Wednesday, May 21, 2008 at 10:00 a.m., local time, at the Hotel Baronette, 27790 Novi Road, Novi, Michigan, and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at such Annual Meeting, and at any adjournment or postponement thereof; provided, that said proxies are authorized and directed to vote as indicated with respect to the following matter:

                                                                                                           With-         For All
                                                                                              For          hold          Except
1.  To elect seven members of the
    Board of Directors.
                                                                                              ___          ___           ___

    Class I -- Term Expiring in 2011
    Sreenivas Cherukuri, V.S. Lingam, Satish B. Jasti, Jitendra Patel,
    Natvarlal Patel, Jay Shah, and D. Curt Shaneour


    INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

    --------------------------------------------------------------------------------------------------------------------------------

                                                                                              For          Against       Abstain

2. To approve the 2008 Stock Incentive Plan.
                                                                                              ___          ___           ___

3. To transact such other business
   as may properly come before the
   Meeting.                                                                                   ___          ___           ___


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DISCRETION IS
MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES
FOR DIRECTOR. this proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

Be sure to sign and date this Proxy below.

---------------------------------------------------------
Shareholder sign above                            Date


---------------------------------------------------------
Co-holder (if any) sign above                     Date

   Detach above card, sign, date and mail in postage paid envelope provided.

                              LOTUS BANCORP, INC.

Please sign this proxy exactly as it appears in the address below. If shares are registered in more than one name, all owners should sign full title. Executors, administrators, trustees and other fiduciaries should indicate their capacity when signing. Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.

NOTE: PLEASE MARK, DATE AND SIGN THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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